BlackRock Funds III
Registration No. 811-07332
Form N-SAR
Fiscal Year Ended December 31, 2009

List of attachments in response to Item 77:

Item Number	Attachment
A	Y
B	Y
C	Y
D	N
E	N
F	N
G	N
H	N
I	Y
J	N
K	N
L	N
M	Y
N	N
O	Y
P	N
Q1	Y
Q2	N
Q3	N

SUB-ITEM 77C:  Submission of matters to a vote of security holders

(a) A Special Meeting of Interestholders was held on November 20, 2009 for investors of record on September 30, 2009, to elect a Board of Trustees of the Trust and to approve a new investment advisory agreement between BlackRock Fund Advisors (“BFA”) and Master Investment Portfolio (“MIP”), on behalf of each Master Portfolio.  Each vote represents one dollar of value of interests outstanding on the record date.

(b) The Interestholders approved the Trustees* as follows:
	Votes For	Votes Withheld
David O. Beim	38,494,117,194	21,217,012
Richard S. Davis	38,494,578,433	20,755,773
Ronald W. Forbes	38,493,655,954	21,678,251
Henry Gabbay	38,493,655,954	21,678,251
Dr. Matina Horner	38,494,117,194	21,217,012
Rodney D. Johnson	38,494,578,433	20,755,773
Herbert I. London	38,493,655,954	21,678,251
Cynthia A. Montgomery	38,490,888,518	24,445,688
Joseph P. Platt, Jr.	38,493,655,954	21,678,251
Robert C. Robb, Jr.	38,494,578,433	20,755,773
Toby Rosenblatt	38,495,039,672	20,294,533
Kenneth L. Urish	38,494,578,433	20,755,773
Frederick W. Winter	38,493,655,954	21,678,251
__________
* Denotes Trust-wide proposal and voting results.

(c) The Interestholders approved the new investment advisory agreement as follows:
	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes*	Uninstructed
ActiveStock Master Portfolio	749,509,247	3,122,938	17,334,678	75,896,788	39,192,829
Bond Index Master Portfolio	79,699,659	195,063	24,165	16,114,493	-
CoreAlpha Bond Master Portfolio	673,756,798	2,500,901	18,342,098	81,030,904	36,742,926
Government Money Market Master Portfolio	720,274,388	195,505	-	64,031,306	-
LifePath Retirement Master Portfolio	127,092,549	361,523	3,505,990	22,916,859	7,426,616
LifePath 2010 Master Portfolio	391,056,518	1,085,887	6,326,245	52,630,546	20,648,361
LifePath 2020 Master Portfolio	697,817,034	2,723,803	32,492,643	92,528,290	40,458,098
LifePath 2030 Master Portfolio	599,901,127	3,070,837	8,744,525	28,037,261	30,603,924
LifePath 2040 Master Portfolio	457,785,756	1,929,031	5,031,947	50,240,457	22,347,513
LifePath 2050 Master Portfolio	15,856,184	-	117,968	88,792	519
Money Market Master Portfolio	21,112,924,990	-	2,805,682	248,594,145	-
Prime Money Market Master Portfolio	7,186,358,349	1,102,708	-	488,870,664	-
S&P 500 Stock Master Portfolio	872,647,472	-	3,746,831	186,620,074	-
Treasury Money Market Master Portfolio	3,363,909,118	-	7,934	174,098,456	-
_______________
*Broker non-votes are proxies received by the Master Portfolio from brokers or nominees who did not receive instructions from the beneficial owner or other persons entitled to vote and who have no discretionary power to vote on a particular matter.  Broker non-votes have the effect of a vote against the proposal.

SUB-ITEM 77I:  Terms of new or amended securities

(b) The response to sub-item 77I(b) with respect to the Class R-1 shares of the LifePath 2020 Portfolio, LifePath 2030 Portfolio, LifePath 2040 Portfolio, LifePath 2050 Portfolio and LifePath Retirement Portfolio is incorporated herein by reference to Registrant’s Post-Effective Amendment No. 81, filed with the Commission on December 29, 2009 (“PEA No. 81”).

SUB-ITEM 77M:  Merger

(a)  At a meeting held on May 20, 2009, the Registrant’s board of trustees approved an agreement and plan of reorganization (the “reorganization”) pursuant to which shareholders of each class of the LifePath 2010 Portfolio (the “Acquired Portfolio”) became shareholders of the corresponding class of shares of the LifePath Retirement Portfolio (the “Acquiring Portfolio”), another series of the Registrant. The terms of the reorganization are set forth in the Agreement and Plan of Reorganization which is incorporated herein by reference to the Registrant’s Registration Statement on Form N-14, filed with the Securities and Exchange Commission on August 31, 2009.

(b)  The reorganization became effective upon the close of business on November 20, 2009.  As a result, all shares held in the Acquired Portfolio were automatically exchanged for shares of the Acquiring Portfolio. The existence of the Acquired Portfolio has been terminated under state law.

SUB-ITEM 77Q1: Exhibits

(a)  Rule 10f-3 Reports

(b) Amendment No. 2, dated November 13, 2009, to the Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(2) to PEA No. 81.